CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the issuance of 3,000,000 shares of Cowen Inc. Class A Common Stock, issuable pursuant to the Cowen Inc. 2020 Equity Incentive Plan, of our report dated March 20, 2020, with respect to the financial statements of Starboard Value A LP included in its Annual Report (Form 10-K/A) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
July 24, 2020